Exhibit 23.1

[PricewaterhouseCoopers LLP Letterhead]

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Acambis plc of our report dated 27 March 2003 relating to the financial statements of Acambis plc, which appears in the Annual Report to shareholders on Form 20-F/A, as filed with the Securities and Exchange Commission on October 3, 2003, for the year ended 31 December 2002.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
Cambridge, England
9 October 2003